ALLIED RESEARCH CORPORATION              EXHIBIT 21

                                 LIST OF SUBSIDIARIES

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1.      Mecar S.A., a Belgian Corporation

        Wholly-owned and majority owned Belgian subsidiaries of Mecar S.A.


               A. Sedachim, S.I.

               B. Tele Technique Generale

               C. VSK Electronics N.V.

                      Belgian Automation Units, N.V. (100% owned)

                      I.D.C.S., N.V.

                      VSK Electronics, S.A. (a French Company)

2.      Barnes & Reinecke, Inc., a Delaware Corporation

3.      Allied Research Corporation Limited, a U.K. Corporation

4.      Allied Environmental, Inc.

5.      ARC Services, Inc.